Main 8-K

EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Bassett Press, Inc.

Cary, North Carolina

We have audited the accompanying balance sheet of Bassett Press, Inc. as of December 31, 2006 and 2005, and the statements of operations, stockholders’ deficit and cash flows for December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bassett Press, Inc. as of December 31, 2006 and 2005, and the results of its operations and cash flows for December 31, 2006 and 2005 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, current liabilities exceed current assets, and cash flows from operations are negative, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

Henderson, NV

November 30, 2007

Bassett Press, Inc.

Balance Sheets

	As of December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$24,089	$17,964
Accounts receivable, net	57,820	47,716
Security deposits	—	6,859
Deferred income taxes	—	1343
Other current assets	1,549	4,301
Total current assets	83,458	76,183
Furniture, equipment and improvements, net	16,140	20,250
Total Assets	$99,598	$98,433
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$35,478	$20,855
Other current liabilities	1,103	10,160
Line of credit	35,542	36,905
Due to related party	—	7,434
Notes payable	113,407	116,621
Total current liabilities	185,530	191,975
Total Liabilities	185,530	191,975

Stockholders' deficit:
Common stock, $1.00 par value, 500 shares authorized, 500 shares issued and outstanding as of December 31, 2006 and 2005, respectively	500	500
Accumulated deficit	(86,432)	(94,042)
Total stockholders' deficit	(85,932)	(93,542)
Total Liabilities and Stockholders' Deficit	$99,598	$98,433

See the accompanying notes to financial statements.

Bassett Press, Inc.

Statement of Operations

	For the Years Ended December 31,
	2006	2005

Revenues	$547,215	$792,859
Cost of services	261,519	300,445
Gross profit	285,696	492,414
Operating costs and expenses:
General and administrative	113,976	172,826
Payroll Expenses	136,315	335,867
Depreciation and amortization	9,295	9,487
Total operating costs and expenses	259,586	518,180
Net operating loss	26,110	(25,766)
Other expense:
Interest expense	10,913	11,619
Other expenses	6,244	14,385
Total other expense	17,157	26,004
Income (loss) before income taxes	8,953	(51,771)
Provisions for (benefit from) income taxes	1,343	(1,343)
Net income (loss)	$7,610	$(50,428)

Net income (loss) per share – basic	15.22	(100.86)
Weighted average number of common shares outstanding - basic	500	500

See the accompanying notes to financial statements.

Bassett Press, Inc.

Statement of Stockholders' Deficit

For the Years Ended December 31, 2005 and 2006

	Common Stock		Accumulated Deficit	Total Stockholder Deficit
	Shares	Amount

Balance, January 1, 2004	500	$500	$(43,614)	$(43,114)
Net loss			(50,428)	(50,428)
Balance, December 31, 2005	500	500	(90,042)	(93,542)
Net income			7,610	7,610
Balance, December 31, 2006	500	$500	$(86,432)	$(85,932)

See the accompanying notes to financial statements.

Bassett Press, Inc.

Statements of Cash Flow

	For the Years Ended December 31,
	2006	2005
	(audited)	(audited)

Cash flows from operating activities
Net Income (loss)	$7,610	$(50,428)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	9,295	9,487
Bad debt expense	481	20,363
Deferred income taxes	1,343	(1,343)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(10,585)	10,317
Decrease (increase) in other current assets	2,753	(3,040)
Decrease (increase) in deposits	6,859	4,447
Increase (decrease) in other current liabilities	(9,057)	(2,352)
Increase (decrease) in accounts payable	14,623	1,036
Line of credit	(1,363)	26,905
Net cash used by operating activities	$21,959	$15,392
Investing activities
Purchase of fixed assets	(5,185)	(11,808)
Net cash provided by investing activities	(5,185)	(11,808)
Financing activities
Payment on notes payable	(10,649)	(3,132)
Net cash provided by financing activities	$(10,649)	$(3,132)
Net change in cash	6,125	452
Cash - beginning	17,964	17,512
Cash - ending	$24,089	$17,964
Supplemental disclosure
Interest paid	$10,913	$11,620

See the accompanying notes to financial statements.

Bassett Press, Inc.
Notes to Financial Statements

NOTE 1.

FORMATION AND DESCRIPTION OF THE COMPANY

Description of Business

Bassett Press, Inc., (the “Company”) was incorporated in the state of Florida on June 22, 2000. The Company was formed for the purpose of providing traditional Edgarization and financial printing for public companies (“Financial Reporting”), and funds. The Company’s diverse customers are a blend of both public entities and funds.

Financial Reporting includes typical filings required by the Securities and Exchange Commission that include registration statements, prospectuses, proxy materials, annual and quarterly statements as well as transitional reporting required under Securities and Exchange Commission 33 and 34 Act reporting requirements.

Going Concern

The Company has accumulated losses since inception and has a working capital deficit of approximately $102,000 and $114,000 for the years ended December 31, 2006 and 2005, respectively, and an accumulated deficit of approximately $86,500 and 94,000 at December 31, 2006 and December 31, 2005, respectively, which raises substantial doubt about its ability to continue as a going concern. The Company has funded its operations since inception through the issuance of debt instruments. In order to continue execution of the business plan, increase marketing efforts and achieve profitable operations, management anticipates a need for additional financing. Management’s plans for funding future operations primarily include the sale of debt and possible equity securities. The Company’s failure to raise additional funds under its plan would unfavorably impact its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, including the Company’s inability to realize the carrying value of assets.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Revenue Recognition

The Company recognizes revenue when services are rendered or delivered to customers either at time of delivery or completion, where collectibility is probable. The Company’s fees for Edgar and typesetting services are charged on a per page basis.

Concentrations

The Company derives its revenues from a diverse client base, therefore no one customer accounted for 10% or greater of the revenues for the years ended December 31, 2006 and December 31, 2005, respectively.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. Accounts receivable are generally due within 30 days and no collateral is required.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to most customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of December 31, 2006, an allowance for doubtful accounts is not necessary.

Bassett Press, Inc.
Notes to Financial Statements (Continued)

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its accounts receivable, accounts payable, other current liabilities, line of credit, due to related party and notes payable that are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to their short-term nature.

Earnings (loss) per Common Share (“EPS”)

The Company complies with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share. Basic EPS excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The Company doesn’t have any potentially dilutive items for the years ended December 31, 2006 and 2005. For the years presented, the Company sustained losses, which would make use of equivalent shares anti – dilutive.

Income Taxes

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.

Advertising and Marketing Costs:

The Company expenses advertising and marketing costs as incurred. Advertising and marketing costs for the years ended December 31, 2006 and December 31, 2005 were $16,693 and $11,192 respectively.

Recently Issued Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections” - a Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS No. 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Bassett Press, Inc.
Notes to Financial Statements (Continued)

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments,” which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” which amends SFAS No. 140. SFAS No. 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as, to simplify efforts to obtain hedge-like accounting. SFAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute or fair value.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements" ("SFAS 157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for fiscal years beginning after November 15, 2007 (January 1, 2008 for the Company).

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109 (“FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN 48, the benefit of a tax position may be recognized only if it is more likely than not that the tax position will be sustained, based on the technical merits of the position, by a taxing authority having full knowledge of all relevant information. We do not expect FIN 48 to have a material impact on our financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”) which permits entities to choose to measure eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings at each subsequent reporting date.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

The above pronouncements are not currently expected to have a material effect on our financial statements.

Bassett Press, Inc.
Notes to Financial Statements (Continued)

NOTE 3.

PROPERTY AND EQUIPMENT

	December 31,
	2006	2005

Office equipment	$44,911	$39,297
Furniture	2,261	4,671
Total cost	47,172	43,968
Less accumulated depreciation	(31,032)	(23,718)
Property and equipment, net	$16,140	$20,250

Property and equipment consisting of office equipment and furniture are recorded at cost and are depreciated using the straight line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized. When any property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. A summary of the estimated useful lives is as follows:

Description	Useful life
Office Equipment	3 years
Furniture	3 years

NOTE 4.

NOTES PAYABLE

As of December 31, 2006 and 2005, respectfully the Company has the following notes payable outstanding:

	December 31,
	2006	2005

G. Stuempfig*	$113,407	$116,621

———————

*

see subsequent events for reduction in note amounts as of September 30, 2007.

This note bears an interest rate at 8% and is unsecured. This note matures on September 9, 2008 (See Note – 10 Subsequent Events). Interest expense for the years ended December 31, 2006 and 2005 was $9,385 and $9,467, respectively.

NOTE 5.

LINE OF CREDIT

The Company obtained an unsecured Small Business Credit Line with Bank of America; a balance of $35,542 and $36,905 was due as of December 31, 2006 and 2005, respectively.

The Small Business Credit Line has an annual interest rate of 10.75%. Interest in the amount of $4,374 and $2,074 was paid during the years ended December 31, 2006 and 2005, respectively.

NOTE 6.

STOCKHOLDERS’ DEFICIT

Common Stock

The Company has 500 shares of common stock authorized at a par value of $1.00 per share. As of December 31, 2006 and 2005, 500 shares were issued and outstanding.

Bassett Press, Inc.
Notes to Financial Statements (Continued)

NOTE 7.

INCOME TAXES

At December 31, 2006 and 2005, the Company had a federal operating loss carryforward of approximately $86,400 and $95,400, respectively, which begins to expire in 2020.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2006 and 2005:

	2006	2005
Deferred tax assets:
Net operating loss carryforward	$30,251	$33,385
Total deferred tax assets	30,251	33,385
Less: Valuation Allowance	(30,251)	(33,385)

Net Deferred Tax Assets	$—	$1,343

The valuation allowance for deferred tax assets as of December 31, 2006 and 2005 was $30,251 and $32,042, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2006 and 2005, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005
Federal statutory tax rate	(35.0)%	(35.0)%
Other reconciling items	(15.0)%	(0.0)%
Change in valuation allowance	(5.0)%	35.0%
Effective tax rate	15.0%	0.0%

NOTE 8.

COMMITMENTS AND CONTINGENCIES

Lease Agreement - During the third quarter of 2006, the Company vacated its office space. Although the security deposit was released, it was used to pay penalties associated with early termination of the lease and any further obligations. For the year ended December 31, 2006, the Company expensed the security deposit of $6,859.

NOTE 9.

RELATED PARTY

During the year ended December 31, 2005, the Company had advances due to David Bassett owner of Bassett Press for $7,434 which was unsecured and due on demand. As of December 31, 2006, all advances due to David Bassett had been repaid.

Bassett Press, Inc.
Notes to Financial Statements (Continued)

NOTE 10.

SUBSEQUENT EVENTS

In July 2007, the Company entered into a merger agreement with My EDGAR, Inc. (“MEI”). As per the agreement, the Bassett principals each received 50,000 shares of common stock (100,000 shares total) in exchange for the 500 common shares held by Bassett Press principals, (a conversion of 200 for 1). The merger agreement included substantially all assets of the business. Further consideration of the acquisition, included certain liabilities and notes payable.

As part of the consideration of the merger agreement between MEI Acquisitions Corp., a wholly owned subsidiary of My EDGAR, Inc., and Bassett Press, Inc., My EDGAR satisfied certain obligations to and for the principals of Bassett Press including a bank line of credit in the amount of $40,000 and a one time payment of $70,000 to a note holder in exchange for a new note of a lesser amount over a shorter period.

Commencing July 2, 2007, Bassett Press, Inc. operates as a wholly owned subsidiary of My EDGAR, Inc.